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                                                                    EXHIBIT 10.4

                           L E A S E  A G R E E M E N T

          THIS LEASE ("Lease") made and entered into this 29th day of April, 1998, by and between RUSSELL K. NAKAOKA, KIMIKO NAKAOKA, RUSSELL K. NAKAOKA and GRANT J. NAKAOKA as Co-Trustees of the Testamentary Trust Established Under the Will of Kiyoto K. Nakaoka ("Landlord") and CALIFORNIA CENTER BANK, a California Corporation ("Tenant").

                                 R E C I T A L S

     A. Landlord is the owner of certain land, buildings, and improvements located in the City of Gardena, County of Los Angeles, State of California, ("Premises") and more particularly described in paragraph 2 below.

     B. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the Premises on the terms and conditions in this Lease.

     C. Tenant is currently in possession of, and occupying, the Premises under a sublease.

     For good and valuable consideration, the parties agree as follows:

1.   LEASE

     Landlord leases to Tenant and Tenant leases from Landlord the Premises. Said letting is upon and subject to the terms, covenants, and conditions herein set forth; and Landlord and Tenant each covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions required by it to be kept and performed.

2.   PREMISES; CONDITION OF PREMISES.

     The Premises shall be those certain premises containing approximately 34,848 square feet of land and a building of approximately 8,578 square feet constructed thereon situated in the City of Gardena, County of Los Angeles, State of California, commonly known as 1400 W. Redondo Beach Boulevard, Gardena, California, and more particularly described in Exhibit "A" attached hereto and incorporated herein by reference.

     Tenant has occupied the Premises for many years and accepts the Premises in its current condition AS IS WITH ALL FAULTS.

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3.   TERM

     The term of this Lease shall be for a period of ten (10) years. Said term shall commence on the 1st day of May, 1998, and end on the 30th day of April, 2008.

4.   RENTALS

     Tenant agrees to pay and Landlord agrees to accept fixed rental for the Premises as follows:

     a. The sum of One Hundred Fifty Two Thousand Six Hundred Seventy Six and no/100 Dollars ($152,676.00) per annum, payable in equal monthly installments of Twelve Thousand Seven Hundred Twenty Three and no/100 Dollars ($12,723.00) on the first day of each month during the first five (5) years of the term of this Lease.

     b. Beginning on May 1, 2003 and continuing thereafter through the remainder of the Term of this Lease, the fixed rent shall be changed to an amount equal to the product obtained by multiplying the rent stated above, Paragraph 4.a, by a fraction, the numerator of which is the Index, as defined below, published nearest but prior to May 1, 2003 and the denominator of which is the Index published nearest but prior to May 1, 1998. In no event, however, shall the fixed rental be adjusted higher than Fifteen Thousand Two Hundred Sixty Seven and 60/100 Dollars ($15,267.60) per month ($183,211.20 per annum) or lower than the amount stated in Paragraph 4a.

     c. The term "Index" as used in this Lease shall mean the Consumer Price Index (All Urban Consumers) for the Los Angeles-Anaheim-Riverside Consolidated Metropolitan Statistical Area (base years 1982-1984 =
          100), published by the Bureau of Labor Statistics of the United States Department of Labor. If the Bureau of Labor Statistics revises the Index, the parties agree that the Bureau of Labor Statistics will be the sole judge of the comparability of successive indexes. If that agency, however, fails to supply indexes that it deems comparable, or if no succeeding index is published, the parties shall then negotiate to determine an appropriate alternative published price index. If they are unable to agree on an alternative index within thirty (30) days after the request to do so is made by one party to the other, then either party may request that each appoint a person, within fifteen
          (15) days after the request, to select an alternative published price index. The two persons so appointed, within fifteen (15) days after the later of them is appointed, shall appoint a third person to act with them in the selection of an alternative price index. If either of the first two fails to appoint the third, of if Landlord or Tenant fails to appoint one of the first two, then, upon the

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          request of either Landlord or Tenant, the vacancy shall be filled by an impartial person appointed by the presiding judge of the court of general jurisdiction for the county in which the Premises are located, with that judge acting in the judge's individual rather than judicial capacity. If any appointee declines or is unable to serve, the appointee shall be replaced by another person appointed in the same manner. Within thirty (30) days after the appointment process is completed, and on the basis of all pertinent facts, the appointees, by majority vote, shall select an alternative published price index and advise Landlord and Tenant in writing of the selection. All fees and expenses incurred in the appointment of the persons shall be shared equally by Landlord and Tenant.

     d. All rental shall be paid in lawful money of the United States in advance on the first (1st) day of each calendar month during said term at the office of Landlord or at such other place as Landlord from time to time shall designate in writing. Said rent shall be paid without deduction of offset.

     e. Tenant hereby acknowledges that the late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of rent or any other sum due from Tenant shall not be actually received by Landlord or Landlord's designee within fifteen (15) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided for in this Lease, a late charge in the amount of six percent (6%) of the delinquent installment as liquidated damages. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

5.   SECURITY DEPOSIT

     Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of Thirteen Thousand Five Hundred and no/100 Dollars ($13,500.00). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand thereof, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do

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so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by Tenant, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interests hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit.

6.   TRIPLE NET LEASE

     Notwithstanding anything to the contrary as set forth in this Lease, it is expressly understood and agreed that Tenant and Landlord are entering into a triple net (NNN) Lease and that Landlord has no responsibility or obligation for any maintenance of the Premises.

7.   PURPOSE

     Tenant shall be limited in its use of the Premises to the operation of a general banking business.

8.   TAXES AND ASSESSMENTS

     a. In addition to the fixed rental payments hereinabove provided, Tenant shall pay before delinquency, all taxes, assessments, and charges levied, imposed or charged against the land and upon the building of which the Premises are a part. Tenant shall also pay all taxes assessed, without limitation, for or during the term hereof against and on any or all property and improvements (including, without limitation, equipment, trade and business fixtures, merchandise and inventory) in possession of Tenant, or installed by or for Tenant upon or about the Premises. Said obligations are assumed by Tenant although such assessment may be made against Landlord as the owner of said building.

     b. Any tax or assessment relating to a fiscal period at the end of the lease term, a part of which is not included within the term of this Lease, shall be prorated so that Tenant shall pay only that portion thereof which relates to the tax period included within the term of this Lease. In the event any assessment may be paid in periodic installments, Tenant shall be responsible only for those installments relating to the period included within the term of this Lease.

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     c.   Nothing contained in this Lease shall require Tenant to pay any net income, franchise, estate, inheritance, capital levy or transfer tax of Landlord.

     d. Landlord agrees that Tenant shall have the right to contest the legality or validity of any of the taxes or assessments provided to be paid by Tenant, but no such contest shall be carried on or maintained by Tenant after the time limit for the payment of such taxes and assessments, unless Tenant shall have duly paid the amount involved under protest or shall procure and maintain a stay of all proceedings to enforce any obligation thereof or shall have furnished to Landlord its letter agreeing to indemnify Landlord against any loss or penalty. Landlord agrees to cooperate with Tenant in any tax or assessment protest.

9.   UTILITIES AND MAINTENANCE EXPENSE

     a. Tenant shall, during the term hereof, at its sole cost and expense, keep and maintain in good order, condition and repair, and replace when necessary, all portions of the Premises, both inside and outside, including, without limitation, appurtenances, heating and air conditioning equipment, sidewalks, landscaped areas, exterior walls, roofs and parking areas. All maintenance shall be done in a timely and professional workmanlike manner. Tenant shall also pay all air conditioning, water, gas, lights and power, telephone services, and other utilities used in or on the Premises.

     b. Exterior remodeling of the buildings located on the Premises shall be provided and made by Tenant at Tenant's sole expense, and shall become the legal property of Landlord free and clear of liens or any other type of encumbrances.

     c. Any improvements to the Premises including, without limitation, resurfacing of parking lot shall be provided and made by Tenant at its sole expense, subject to the Landlord's prior written consent thereto and in accordance with plans and specifications first approved by the Landlord.

     d. Tenant shall have the right, at its own expense, to install in the Premises, all of the fixtures, equipment, furnishings, and other personal property which Tenant shall require in the Premises in addition to the Tenant improvements, in accordance with plans and specifications first approved by the Landlord.

     e. Landlord agrees not to unreasonably withhold any consent provided for in this section.

10.  SIGNS

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     a.   Throughout the term of this Lease, Tenant shall have the sole right to erect and maintain signs on the Premises in accordance with plans submitted to Landlord for Landlord's written approval prior to commencement of sign work. All of the signs Tenant is authorized to locate on the exterior of the Premises shall remain the property of Tenant; provided that all sign posts or supporting structures on the Premises as of the date of this Lease shall remain the property of Landlord. Any and all signs erected on Premises shall conform to all requirements, codes and regulations of governmental agencies.

     b. Within fifteen (15) days following the date of termination of this Lease, Tenant, at its expense, may, at its option, remove from the Premises any signs which are the property of Tenant hereunder. Tenant, at its expense, shall repair any damage to the Premises caused by the installation or removal of such signs, notices or displays.

11.  INDEMNITY

     a. Tenant and Landlord agree to hold the other, its agents, contractors, and employees harmless and to indemnify the other party against all claims, liability and costs (including, but not limited to attorneys' fees and costs) for injuries to all persons and for damage to or the theft, misappropriation or loss of all property occurring in or out of the Premises due to the acts or omissions of such indemnifying party, its agents, servants or employees.

     b. Subject to the provisions in Paragraph 11.a, above, Landlord shall not be liable for any injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises caused by or resulting from any cause whether it be by fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the premises or for breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or from other sources.

12.  INSURANCE

     a. Tenant shall, at Tenant's sole cost and expense, but for the mutual benefit of Landlord and Tenant, maintain throughout the term of this Lease general public liability insurance against claims for personal injury, death or property damage occurring in, or about the Premises, and in, on, or about the sidewalks directly adjacent to the Premises and such other areas as Tenant, its officers, agents,

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          employees, contractors and invitees shall have the right to use pursuant to this Lease. Such insurance shall have a combined single limit of not less than Two Million and no/100 Dollars ($2,000,000.00).

     b. Tenant shall, at Tenant's sole cost and expense, take out and keep in force during the term of this Lease, fire and extended coverage insurance, including vandalism and malicious mischief coverage in an amount equal to the full replacement value of the Premises, exclusive of Tenant's fixtures, personal property and equipment.

     c. The policies required by Paragraphs 12.a and 12.b shall be in a form reasonably satisfactory to Landlord. A certificate as to such insurance shall be presented to Landlord. Each such certificate shall name Landlord (and any mortgage lender designated by Landlord) as an additional insured/loss payee. Tenant shall have the right to provide the required insurance coverage under blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Landlord as required by this Lease. Tenant shall obtain a written obligation on the part of any such insurance company to notify Landlord in writing of any delinquency in premium payments and at least fifteen (15) days prior thereto of any cancellation of any such policy. Tenant agrees that if Tenant does not take out such insurance or keep the same in full force and effect, Landlord may take out the necessary insurance and pay the premium therefore, and Tenant shall repay to Landlord the amount so paid promptly after demand.

     d. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage.

13.  LAWS AND INSURANCE STANDARDS

     Tenant shall, at Tenant's sole cost and expense, promptly comply in every respect with all laws, ordinances, rules, and regulations of all federal, state, county, and municipal governments now in force or that may be enacted hereafter, with such standards established from time to time by the National Board of Fire Underwriters, the National Fire Protective Association, or any similar bodies, which require the making of correction, repairs, additions, or alterations to the Premises or to Tenant's fixtures, furnishings, signs, or equipment which are or hereafter may be required in order to comply with any of the foregoing, even if such compliance requires capital expenditures or additions to the Premises. Tenant expressly covenants and agrees to indemnify and save Landlord harmless from any penalties, damages, or charges imposed for any violation of any and all laws, ordinances, rules, regulations, or

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violations of the covenants herein expressed, whether occasioned by the particular use of the Premises by Tenant, or by neglect, omission, or willful act of Tenant or any person upon said Premises by license or invitation of Tenant or holding or occupying the same or any part thereof under or by right of Tenant. In the event Landlord or Tenant does or suffers to be done or permits any act to be done in or about the Premises which will increase any insurance rate with respect thereto, the party responsible for same agrees to pay therefore.

14.  DAMAGE TO PREMISES

     a. In the event of damage causing a partial destruction of the Premises during the term of this Lease and there is made available to Landlord pursuant to Paragraph 12.b insurance proceeds in the amount of the full replacement cost of the damaged improvements, Landlord shall utilize all such insurance proceeds and pay any additional cost and cause the Premises to be repaired promptly to a condition existing immediately prior to such damage, with this Lease to continue in full force and effect.

     b. In the event of damage causing a partial destruction of the Premises during the term of this Lease and there are no insurance proceeds available, or the insurance proceeds available are less than one hundred percent (100%) of the cost of repairing such damage, then Landlord shall have the option for a period of forty (40) days after the unavailability to elect to terminate this Lease and to retain all insurance proceeds or to repair the damage at Landlord's expense. The failure of Landlord to take any actions within the forty (40) day period shall be deemed to be an election to terminate the Lease. In the event Landlord elects to repair such damage, such work shall be completed promptly restoring the Premises to the condition existing immediately prior to such damage, and this Lease shall continue in full force and effect. Landlord shall notify tenant, in writing, of its decision to terminate the lease. In the event Landlord elects to terminate the Lease, Tenant shall have thirty (30) days thereafter to elect to pay for the cost of such repair to the extent insurance proceeds are not available. In the event Tenant elects to do so, coincidentally therewith Tenant shall deposit with Landlord or make available to Landlord on terms acceptable to Landlord, the amount required in addition to any available insurance proceeds to complete the repairs. Landlord shall cause such repair work to be completed promptly thereafter restoring the Premises to the condition existing immediately prior to such damage, and this Lease shall continue in full force and effect.

     c. In the event the Premises are totally destroyed or the Premises cannot be repaired as required herein under applicable laws and regulations, notwithstanding the availability of insurance proceeds or contributions from Tenant, this Lease shall be terminated effective 60 days after the date of the damage. In the event the

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          Premises can under applicable laws and regulations be restored to a condition which in Tenant's sole discretion are suitable for Tenant's continued occupancy and use, this Lease shall, at the option of Tenant not be terminated pursuant to this Paragraph 14.c. In the event the Tenant elects to exercise its option pursuant to this Paragraph, Tenant shall have thirty (30) days after such destruction to so elect and shall thereafter pay for the cost of such repair to the extent insurance proceeds are not available. In the event Tenant elects to do so, concurrently therewith, Tenant shall deposit with Landlord or make available to Landlord on terms acceptable to Landlord, the amount required in addition to any available insurance proceeds to complete the repairs. Landlord shall cause such repair work to be completed promptly thereafter restoring the premises to the condition permissible under applicable laws and regulations and this Lease shall continue in full force and effect.

     d. In the event of any partial destruction of the Premises representing thirty percent (30%) or more of the replacement costs of the building during the last one (1) year of the term or any extension thereof, notwithstanding the provisions of Paragraphs 14.a and 14.b, Landlord shall have the right for a period of thirty (30) days after determination of the availability of insurance proceeds to retain all insurance proceeds and to terminate this Lease.

     e. In the event of any partial destruction which is repaired by Landlord, for the period between the date of damage until the repairs are completed, and in the event of the termination of this Lease, for the period between the date of damage and the date of termination, the rent payable by Tenant shall be reduced in the proportion which the area of the Premises with improvements that are not useable bears to the total area of the Premises containing improvements. This right to a partial abatement of rent shall be Tenant's sole remedy as a result of any such damage and repair. Landlord shall not be required to make any repair or restoration of injury or damage to any improvement or property installed on the Premises by or at the expense of Tenant; such items shall be replaced by Tenant at Tenant's sole cost and expense.

15.  MECHANIC'S LIENS

     a. Tenant shall at all times hold Landlord harmless from and shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered in or to the Premises; and shall keep the Premises free and clear of all mechanic's and materialmen's liens in connection therewith. This covenant to pay promptly such claims shall not preclude Tenant from contesting such claims in good faith, provided that Tenant shall, if so requested by Landlord, bond removal of such lien, and otherwise at all times perform and continue to perform

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          its covenant herein to hold Landlord harmless herefrom. Landlord may post and keep posted on the Premises or in the immediate vicinity thereof, in a conspicuous place which satisfies applicable statutory requirements and which shall be reasonably satisfactory to Tenant, any notice of non-responsibility for any construction, alteration or repair of the Premises by Tenant.

     b. Should any claims of mechanic's or materialmen's liens be filed against the Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof. If Tenant shall fail to discharge such lien within such period or fail to furnish such security, then in addition to any other right or remedy, the Landlord may, but shall not be obligated to discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is or may be prescribed by law. If Tenant fails to discharge the lien, it shall repay to Landlord on demand all sums disbursed or deposited by Landlord pursuant to the foregoing provisions hereof, including costs, expenses, and reasonable attorneys' fees incurred by such party in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of either party to subject its estate to liability under any mechanic's or other lien law.

16.  CONDEMNATION

     a. In the event of any taking of or damage to all or any part of the Premises including any interest therein, or appurtenant thereto, by reason of any exercise of the power of eminent domain, whether by a condemnation proceeding, inverse condemnation, or otherwise, or in the event of any transfer, conveyance, or sale of all or any part of the Premises, including any interest therein, or appurtenant thereto made in lieu of an exercise of the power of eminent domain (all of the foregoing being hereinafter referred to as "Condemnation Proceedings") prior to or during the Lease Term, the rights and obligations of Landlord and Tenant shall be governed by the provisions of this Paragraph 16.

     b. For the purposes of this Paragraph 16, the date of taking in Condemnation Proceedings shall be the date upon which the condemning authority takes possession of all or any part of the Premises or any interest therein, or appurtenant thereto, or the date upon which Tenant is required by the condemning authority to commence vacating the Premises or any portion thereof, or any interest appurtenant thereto as a result of such appropriation, whichever date shall first occur.

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     c.   In the event of a taking of all of the Premises, this Lease, subject to all provisions of this Paragraph 16 pertaining to payments to be made, shall terminate as of the date of such taking.

     d.   Partial Taking:

          (1)  General. In the event of taking of less than all of the Premises
               -------
               subject to the provisions of Paragraph 16.d(2), this Lease shall continue in full force and effect, except as to the portion of the Premises so taken; as to the portion taken, this Lease shall terminate as of the date title shall vest in the condemning authority.

          (2)  Right to Terminate. If during the term of this Lease the
               ------------------
               following property or any interest therein is taken in condemnation proceedings:

               (a) more than fifty percent (50%) of the floor area of the improvements; or

               (b) a portion of the Premises, which in the reasonable judgment of Landlord is sufficient to render the balance thereof unsuitable for its continued use or occupancy.

          (3)  Abatement of Rent. The total rent due for the Premises for the
               -----------------
               remainder of the Lease term shall be reduced in proportion to a weighted average ratio of the respective ratios of valuations of land and building area (improvements) taken as compared to total valuations of land and building areas prior to the taking.

          (4)  Restoration. If this Lease is not terminated pursuant to
               -----------
               Paragraph 16.d(2), and if the award or awards are sufficient for the purpose, Landlord will make any restoration of the remainder of the Premises necessitated by reason of the taking of less than all of the Premises as promptly as reasonably practicable to as close to the same value, condition and character (as circumstances permit) as existed immediately prior to such taking, and so as to constitute a complete and tenantable Building and Improvements, and if by reason of such work Tenant cannot, in the reasonable opinion of Landlord, conduct business in the Premises, the rent shall abate during the period that Tenant is unable to conduct business in the Premises. If the award or awards are not sufficient for the purpose of restoration as provided above, then Landlord and Tenant shall agree upon an increase in rent to be paid by Tenant hereunder. Said increase will be calculated so as to provide Landlord with a fair rate of return on monies required to be paid by Landlord for restoration of the Premises in

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               excess of the award or awards. Upon agreement between the parties as to the amount of the rent increase, Landlord will, at its expense, make the restoration of the Premises as described above. Notwithstanding the foregoing, Tenant may, at its option, deposit with Landlord, or make available to Landlord on terms acceptable to Landlord the amount required in excess of any award or awards for the restoration of the Premises, and in such event there shall be no increase in the rent required to be paid by Tenant hereunder. Nothing contained herein shall be deemed to modify or abridge Tenant's right to an abatement of rent with respect to that portion of the Premises which are taken in condemnation proceedings, as provided in Paragraph 16.d(2), and any rental increase hereunder shall be only with respect to that portion of the Premises not so taken.

     e. Upon the termination of this Lease pursuant to Paragraph 16.c or 16.d, in connection with any award paid by a condemning authority with respect to the land or improvements, Tenant reserves unto itself the right to claim and prosecute its claim in all appropriate courts and agencies for an award or damages for such taking based upon its leasehold interest, interruption of business, moving expenses, anticipated or lost profits, injury to leasehold improvements made or added by Tenant, furniture, furnishings, trade fixtures, installations and equipment installed in the premises by Tenant at its expense and other damages available under applicable law, without impairing any rights of Lessor for the taking of or injury to the reversion. In the event the condemning authority does not make separate awards as provided above and in Paragraph 16.f hereafter, then the parties shall equitably divide the award or awards made by the condemning authority in accordance with the principles stated in this Paragraph 16 and with respect to all relevant facts existing at the time of such condemnation proceedings.

     f. If, following condemnation proceedings, this Lease does not terminate, then all awards paid by the condemning authority shall be used by the parties hereto for the restoration of the Premises as provided in this Paragraph. Any balance of any such award or awards remaining after such restoration shall belong solely to Landlord. In the event there is a condemnation of the Premises and this Lease does not terminate, then the rent payable hereunder shall abate in proportion to the portion of the Premises rendered untenantable, in the manner set forth in Paragraph 16.d.

     g. If the temporary use of all or any portion of the Premises is taken by a condemning authority, then this Lease shall not terminate but shall continue in full force and effect, except that rent shall abate in proportion to the portion of the Premises rendered untenantable in the manner set forth in Paragraph 16.d. Landlord shall be entitled to claim, prove, receive and retain the entire award payable as compensation for such temporary use or occupancy, except that any amount awarded for the value of any furniture, furnishings, trade fixtures, installations and equipment installed in the Premises by Tenant, at its expense. Tenant reserves unto itself the right to claim and prosecute its claim in all appropriate courts and agencies for an award or damages for such taking. Upon the cessation of such use, the Premises shall be restored pursuant to the provisions of Paragraph 16.d(4).

     h. If this Lease is terminated pursuant to this Paragraph 16, the rental and all other monetary obligations of Tenant hereunder shall be prorated to the date of termination. Landlord shall repay to Tenant any rental and other payments hereunder paid by Tenant for any period beyond the date of termination to the extent same are in excess of amounts then owed by Tenant to Landlord. All payments due Tenant from Landlord by reason of taking shall be paid to Tenant without prior notice or demand and on or before the expiration of a period of ten
          (10) days from the date on which the amount of the award is finally determined and Landlord obtains, or has the right to obtain, whichever shall first occur, such award. Landlord and Tenant shall respectively at their own expense pursue any litigation they respectively deem appropriate with respect to any taking.

17.  TRADE FIXTURES

     Upon the expiration or sooner termination of the Lease, provided Tenant is not in default hereunder, Tenant may at its sole cost and expense remove all trade fixtures installed in the Premises. Tenant shall pay for any damages caused to the Premises by the removal of said items so that after the removal of said items the Premises will be in the same condition as at the time prior to the said installations, reasonable wear and tear excepted. If Tenant shall abandon, vacate, or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Tenant.

18.  ASSIGNMENT; SUBLEASE

     a.   Prohibition and Consent.
          -----------------------

          (1)  Landlord's Consent. Tenant shall not voluntarily or by operation
               ------------------
               of law, assign, sublet, sell, encumber, pledge or otherwise transfer all or any part of the Premises or Tenant's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Any assignment or subletting which is not in compliance with this Section 18 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Premises shall not operate to exhaust Landlord's rights under this Section 18. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases or subtenancies. If Tenant is a corporation or is an unincorporated association, limited liability company or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) of the amount then outstanding shall be deemed as assignment within the meaning and provisions of this Section.

          (2)  Required Information. If Tenant desires at any time to assign
               --------------------
               this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; (iv) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee; and (v) such information as Landlord may reasonably request regarding the business experience of the proposed subtenant or assignee during the preceding five (5) years.

          (3)  No Release of Tenant. Regardless of Landlord's consent, no
               --------------------
               subletting or assignment shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a counterpart of such assignment which contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord consistent with the requirements of this Section 18, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above. The acceptance of any payment due hereunder by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

          (4)  Fee to Landlord. In the event Landlord shall consent to an
               ---------------
               assignment under this Paragraph 18, Tenant shall pay Landlord's reasonable attorney's fees not to exceed One Thousand Five Hundred ($1,500.00) Dollars incurred in connection with giving such consent.

19.  NOTICES

     a. Whenever under this Lease provision is made for notice or demand, it shall be in writing and signed by or on behalf of the party giving the notice or making the demand and served by registered or certified mail or by telegraph. If served by registered or certified mail, it shall be deposited in the United States mail, postage prepaid, with return receipt requested, addressed to the party to whom such notice or demand is to be given as provided in Paragraph 19.b, and shall be conclusively deemed served two (2) days after mailing in California or four (4) days after mailing in another state. If served by telegraph, service to the addressee shall be conclusively deemed made as confirmed by the telegraphic agency making delivery.

     b. Any notice or demand to either party may be given to it at the address appearing below its signature on the signature page of this Lease. The address of either party may be changed for the purpose of this paragraph by notice to the other party.

20.  SURRENDER OF POSSESSION

     a. At the expiration of the tenancy created hereunder, whether by lapse of time or otherwise, Tenant shall surrender the Premises broom clean and in good condition and repair except ordinary wear and tear excepted.

     b. If Tenant holds the Premises after the expiration of the term hereof with the consent of Landlord, express or implied, such holding over shall, in the absence of a written agreement on the subject, be deemed to have created a tenancy from month to month, terminable on thirty
          (30) days' written notice by either party to the other, at a minimum monthly rental equal to one point two-five (1.25) times one-twelfth (1/12) of the fixed rental as per Paragraph 4 herein, paid by Tenant to Landlord during the immediately preceding twelve (12) month period, and otherwise subject to all terms and conditions of this Lease.

21.  QUIET ENJOYMENT

     Subject to the provisions of this Lease and conditioned upon performance of all of the provisions to be performed by Tenant hereunder, Landlord shall secure to Tenant during the Lease term the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto. Landlord covenants and represents that Landlord has the legal right to enter into this Lease and to lease the Premises to Tenant. Landlord further covenants and represents that of the date hereof there are no restrictive covenants, agreements, zoning regulations, ordinances, statutes or land regulations which will prevent Tenant from conducting business in the Premises pursuant to this Lease.

22.  SUBORDINATION, ATTORNMENT, AND ESTOPPEL CERTIFICATE

     a. This Lease may, at the option of Landlord, be made subordinate to any mortgage or deed of trust now or hereafter placed upon or affecting the real property of which the Premises form a part; and to all renewals, modifications, replacements and extensions thereof, provided that as a condition of such subordination, and only if:

          (1) such mortgage or deed of trust shall contain a covenant which shall permit the proceeds of all insurance policies or condemnation awards, as the case may be, covering the building, improvements, equipment and/or appurtenances constituting the Premises, whether such proceeds are to be held by Landlord or the first mortgagee or beneficiary, to be paid and/or made available for repair, replacement and rebuilding as provided in this Lease;

          (2) a written agreement is entered into by the mortgagee named in any such mortgage, or by the trustee and the beneficiary named in any such deed of trust, providing that notwithstanding any default in the mortgage or deed of trust and any foreclosure thereof, or the enforcement by the holder thereof of any rights or remedies, including sale thereunder, or otherwise, the Tenant shall be permitted to remain in quiet and peaceful possession of the Premises throughout the term hereof, and any extension or renewal hereof, as long as Tenant shall not be in default under this Lease, or, if Tenant is in such default, as long as Tenant's time to cure such default shall not have expired. Tenant shall upon request by Landlord execute and deliver such instruments as may be reasonably necessary or convenient to evidence such subordination. Landlord shall upon request by Tenant deliver to it the instrument or instruments between Landlord and its lessor or lender which contain the covenants of such lessor or lender contemplated hereunder.

     b. Within twenty (20) days after the request therefore by Landlord, or in the event that upon any sale, assignment, or hypothecation of the Premises or the land thereunder by Landlord, an offset statement shall be required from Tenant, Tenant agrees to deliver in recordable form, a certificate addressed to any such proposed mortgagee or purchaser or to the Landlord, certifying that this Lease is in full force and effect (if such be the case), that there are no differences or offsets thereto or stating those claimed by Tenant, and further containing such other provisions as may be reasonably requested by such mortgagee or purchaser. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

23.  ENTRY BY LANDLORD

     Subject to Tenant's reasonable security requirements, Landlord and its agents shall have the right at any reasonable time to enter upon all portions of the Premises so long as entry does not interfere with the business activities of the Tenant on the Premises, for the purpose of inspection, maintaining the Premises, installing improvements, making any necessary repairs, alterations or additions to any portion of the Premises complying with applicable laws, ordinances, and regulations, protecting the Premises, or for any lawful purpose, including during the last twelve (12) months of the term, on 24 hour notice, showing the Premises to prospective purchasers or tenants. Landlord's entry shall not interfere with Tenant's quiet enjoyment of the Premises.

24.  DEFAULT

     a. If the rental payments under this Lease or other charges to be paid hereunder by Tenant, or any part thereof, are not paid when due and remain unpaid for a period of fifteen (15) days after notice thereof in writing to Tenant, if Tenant vacates the Premises without the intention to reoccupy the same, or abandons the Premises, or if Tenant fails to perform with diligence any other covenants or conditions to be performed by it under this Lease within thirty (30) days after receipt of written notice from Landlord specifying the nature of such failure, or if such failure requires more than thirty (30) days to correct, within such further period as is necessary using due diligence at all times, Tenant shall be deemed to be in default and in breach of this Lease and Landlord, without further notice of any kind, may at its option:

          (1) Terminate Tenant's right to possession of the Premises because of such breach and recover from Tenant all damages allowed including, without limitations, the worth at the time of the award by a court of competent jurisdiction of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided subject to Paragraph 24.g below, or;

          (2) Not terminate Tenant's right to possession because of such breach, but continue this Lease in full force and effect, and in that event Landlord may enforce all rights and remedies under this Lease. The Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

     b. In the event of any reentry, Landlord may remove all persons from the Premises, and Landlord may remove all property and any signs located in or about the Premises and place such property in storage in a public warehouse at the cost and risk of Tenant.

     c. No reentry or reletting of the Premises shall be construed as an election by Landlord to terminate Tenant's right to possession and this Lease unless a written notice of such intention is given by Landlord to Tenant; and notwithstanding any such reletting without such termination, Landlord may at any time thereafter elect to terminate Tenant's right to possession and this Lease in the event that at such time Tenant remains in default hereunder.

     d. If the Tenant is required to comply with any governmental regulation or order within a period less than that to which Tenant would otherwise be entitled to notice hereunder, Tenant shall not be entitled to notice from Landlord beyond the period within which such compliance may be required by such regulations or order; provided that Landlord shall use its best efforts to give Tenant the amount of notice to which it would otherwise be entitled hereunder and if the Premises require emergency repair which Tenant would otherwise be obligated to make under this Lease, but which Tenant is then unable or unwilling to make, Landlord may, after notice of such repairs and the granting of a reasonable opportunity for Tenant to cure same, elect to make such repairs for the account and at the expense of Tenant.

     e. Any sum accruing to Landlord under the terms and provisions of this Lease which is not paid when due shall bear interest at one and one half percent (1 1/2 %) per month from the date the same becomes due and payable by the terms and provisions of this Lease until paid, unless otherwise specifically provided in this Lease.

     f. Nothing contained in this Lease shall limit Landlord to the remedies set forth in this Paragraph 24, and upon Tenant's default Landlord shall be entitled to exercise any right or remedy then provided by law.

     g. In the event Landlord exercises its right to terminate Tenant's right to possession as a result of a default by Tenant, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and
          (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovery possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys fees, and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision
          (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Landlord to mitigate damages caused by Tenant's default or breach of this Lease shall not waive Landlord's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraph 24(a) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraph 24(a). In such case, the applicable grace period under subparagraphs 24(a) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two such grace periods shall constitute both an unlawful detainer and a breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or said statute.

25.  INSOLVENCY

     a. The filing of any petition by or against Tenant under any chapter of the Bankruptcy Act, or any successor statute thereto or the adjudication of Tenant as bankrupt or insolvent, or the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Tenant, or a general assignment by Tenant for the benefit of creditors, or any other action taken or suffered by Tenant under any state or federal insolvency or bankruptcy act, and the continuance of any of the foregoing events for sixty (60) days shall constitute a default under the breach of this Lease by Tenant, regardless of Tenant's compliance with the other provisions of this Lease, and Landlord at its option by written notice to Tenant may exercise all rights and remedies provided for in Paragraph 24, including the termination of this Lease, effective on service of such notice, without the necessity of further notice under Paragraph 24.

     b. Neither this Lease, nor any interest herein, nor any estate created hereby, shall pass by operation of law under any state or federal insolvency or bankruptcy act to any trustee, receiver, assignee for the benefit of creditors, or any other person whomsoever without the prior written consent of Landlord. Any purported transfer in violation of the provisions of this Paragraph 25.b shall constitute a default under and breach of this Lease, regardless of Tenant's compliance with the other provisions of this Lease; and Landlord at its option by written notice to Tenant may exercise all rights and remedies provided for in Paragraph 24, including the termination of this Lease, effective on service of such notice without the necessity of further notice under Paragraph 24.

     c. The acceptance of rent at any time and from time to time by Landlord from Tenant as debtor in possession or from a transferee of the type mentioned in Paragraph 25.b, shall not preclude Landlord from exercising its rights under this Paragraph 25 at any time thereafter.

26.  REMEDIES CUMULATIVE

     The various rights, elections, and remedies of Landlord and Tenant contained in this Lease shall be cumulative, and no one of them shall be construed as exclusive of any of the others, or of any right, priority, or remedy allowed or provided for by law.

27.  ATTORNEYS' FEES

     If either party (hereinafter called "nondefaulting party") is reasonably required to incur attorney's fees to enforce or declare or litigate any provision or right hereunder, the other party (hereinafter called "defaulting party") shall be required to pay such fees in a reasonable amount, provided that the position of the nondefaulting party prevails in the matter for which the attorneys' fees were incurred, provided further that unless ordered by the court, written demand for such attorneys' fees is made upon the defaulting party not later than thirty (30) days after the date when it has been determined that such party has prevailed.

28.  WAIVER OF DEFAULT

     The waiver by either party of any default in the performance by the other of any covenant contained herein shall not be construed to be a waiver of any preceding or subsequent default of the same or any other covenant contained herein. The subsequent acceptance of rent or other sums hereunder by Landlord shall not be deemed a waiver of any preceding default other than the failure of Tenant to pay the particular rental or other sum or portion thereof so accepted, regardless of Landlord's knowledge of such preceding default at the time of acceptance of such rent or other sum.

29.  NO PARTNERSHIP

     Landlord shall not in any way or for any purpose be deemed a partner, joint venturer, or member of any joint enterprise with Tenant.

30.  SUCCESSORS

     a. Each and every covenant and condition of this Lease shall bind and shall inure to the benefit of the parties hereto and their successors. The term "successors" is used herein in its broadest possible meaning and includes, but is not limited to, executors and administrators, and every person, partnership, association, or corporation succeeding to any interest in this Lease or the Premises, of Landlord or Tenant herein, whether such succession results from the act or omission of a party, occurs by operation of law, or as the effect of the operation of law together with the act or omission of such party. Every covenant and condition of this Lease shall be binding upon all assignees, licensees, and concessionaires of Tenant. The foregoing is not intended to derogate from the effect of the provisions of Article 18 hereof.

     b. In the event of a sale or conveyance by Landlord of Landlord's interest in the Premises or in any building of which the Premises may be a part other than a transfer for security purposes only, Landlord shall be relieved from and after the date of such sale or conveyance of all obligations and liabilities accruing thereafter on the part of Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest, shall be delivered to the successor of Landlord. Tenant agrees to be bound with the purchaser or assignee provided all Landlord's obligations hereunder are assumed in writing by the transferee.

     c. In the event of the sale or transfer of the Premises by Landlord, this lease shall be binding on Landlord's successors and assigns who shall take the Premises subject to this leasehold.

31.  INTERPRETATION

     The captions by which the paragraphs of this Lease are identified are for convenience only and shall have no effect upon the interpretation of this Lease. Wherever the context so requires, the singular number shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders, and the words "Landlord", "Tenant", and "person" shall include corporations, partnerships, associations, other legal entities and individuals. If either party consists of more than one person, each person shall be jointly and severally liable hereunder. If any provision of this Lease shall be held to be invalid by a court the remaining provisions shall remain in effect and shall in no way be impaired thereby.

32.  ENTIRE INSTRUMENT

     All of the agreements heretofore and contemporaneously made by the parties are contained in this Lease, and this Lease cannot be modified in any respect except by a writing executed by Landlord and Tenant.

33.  CORPORATE AUTHORITY

     If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

34.  SUBMISSION OF FINANCIAL STATEMENTS; COOPERATION WITH MORTGAGE LENDER

     At the request of Landlord, the Tenant shall submit to Landlord yearly financial statements and/or otherwise cooperate in satisfying the reasonable requests of any mortgage lender for information concerning Tenant.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the date and year first above written.

LANDLORD:


/s/ Russel K. Nakaoka
-------------------------------------------------
RUSSELL K. NAKAOKA


/s/ Kimiko Nakaoka
-------------------------------------------------
KIMIKO NAKAOKA


/s/ Russell K. Nakaoka
-------------------------------------------------
RUSSELL K. NAKAOKA
Co-Trustee of the Testamentary Trust Established
Under The Will of Kiyoto K. Nakaoka


/s/ Grant J. Nakaoka
-------------------------------------------------
GRANT J. NAKAOKA
Co-Trustee of the Testamentary Trust Established
Under The Will of Kiyoto K. Nakaoka

LANDLORD ADDRESS:
    1630 W. Redondo Beach Blvd., Suite 23
    Gardena, CA  90247


TENANT:

CALIFORNIA CENTER BANK, a California corporation


By: /s/ Jong Il Kim
    ---------------------------------------------
JONG IL KIM, President & Chief Executive Officer

TENANT ADDRESS:
    2222 W. Olympic Boulevard
    Los Angeles, CA  90006

                                    [GRAPHIC]

                              WRIGHT'S SUBDIVISION
                          OF LOT Illegible OF Illegible

                                                                       EXHIBIT A

                                    [GRAPHIC]